THE SHARPER IMAGE

350 The Embarcadero

San Francisco, CA 94105 Corporate Headquarters

FOR IMMEDIATE RELEASE

SHARPER IMAGE EXPANDS CREDIT FACILITY

San Francisco, May 29, 2007 - Sharper Image Corporation (NASDAQ: SHRP) today announced that it has amended its revolving secured credit facility with Wells Fargo Retail Finance, LLC. The amended facility has been extended to expire on May 25, 2012, and increases the amount available to a maximum of $120 million from $85 million, eliminates the EBITDA-related financial covenant that applied if the Company's eligible borrowing base fell below a certain level, and increases the amounts that can be borrowed against eligible accounts receivable and inventory. Loans under the amended credit facility bear interest at the LIBOR rate plus a margin ranging from 1.50% to 2.00%, or at Wells Fargo's prime rate plus a margin ranging from 0% to 0.25%.

The Company also stated that it had a commitment letter for a term loan with Wells Fargo Retail Finance, LLC to permit borrowings up to a specified percentage of the appraised value of the Company's intellectual property, up to a maximum of $20 million. The commitment letter is subject to negotiation of definitive agreements, an acceptable appraisal of the value of the Company's intellectual property and other customary conditions.

Steven A. Lightman, President and CEO of Sharper Image, said: "Entering into this credit facility amendment is a significant step forward for Sharper Image. It provides us greater financial resources and increased flexibility to invest in the business and revitalize the Company."

About Sharper Image

The Sharper Image is a specialty retailer that is nationally and internationally renowned as a leading source of new, innovative, high-quality products that make life better and more enjoyable. The Company's principal selling channels include 186 Sharper Image specialty stores throughout the United States; the award-winning Sharper Image monthly catalog; and its primary Web site, www.sharperimage.com. The Company also has business-to-business sales teams for marketing its exclusive and proprietary products for corporate incentive and reward programs and wholesale to selected U.S. and international retailers.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company's current plans, expectations, estimates, and projections about the specialty retail industry and management's beliefs about the Company's future performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause the Company's actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. Some of these risks and uncertainties are discussed in the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2006 under "Risk Factors." These risks include, among other factors, the Company's ability to remain listed on the Nasdaq Global Market, its ability to continue to find or develop and to offer attractive merchandise to customers, the market potential for products in design, changes in business and economic conditions, risks associated with the expansion of its retail store, catalog and Internet operations, and changes in the competitive environment in which it operates. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which the Company files from time to time with the Securities and Exchange Commission, particularly its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

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Investors:

Tersh Barber

Treasurer

415-445-6274

Media:

Patrick Linehan

Robinson Lerer & Montgomery

646-805-2047